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                                                                    Exhibit 99.2

                         PROXY/VOTING INSTRUCTION CARD
                               MCI WORLDCOM, INC.
                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON FRIDAY, APRIL 28, 2000

   The undersigned hereby, (i) with respect to all shares of Common Stock and Series B Convertible Preferred Stock of MCI WORLDCOM, Inc. (the "Company") which the undersigned may be entitled to vote, constitutes and appoints Bernard
J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned and (ii) with respect to all shares of Common Stock which the undersigned, as a participant in the MCI Plans (as defined below), may be entitled to direct the voting of, directs Mellon (as defined below), in each case, to vote at the Special Meeting of Shareholders of the Company, to be held on Friday, April 28, 2000, commencing at 10:00 a.m. local time, at 500 Clinton Center Drive, Clinton, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of the Company dated March . , 2000, receipt of which is hereby acknowledged.

   THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO MELLON (AS DEFINED BELOW) TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED, OR WITH RESPECT TO SHARES HELD IN THE MCI PLANS (AS DEFINED BELOW) THIS PROXY/VOTING INSTRUCTION CARD WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES OR MELLON, AS THE CASE MAY BE, WITH RESPECT TO PROPOSAL 2.

   Shares of Common Stock held in the MCI Communications Corporation ESOP and 401(k) Plan and Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees (the "MCI Plans"), will be voted by Mellon Bank, N.A. ("Mellon") as trustee of the MCI Plans. Participants in the MCI Plans should indicate their voting instructions for each action to be taken under proxy. All instructions must be received prior to . , 2000 in order to be counted. All voting instructions from MCI Plan participants will be kept confidential. MCI Plan shares will not be voted if the MCI Plan participant fails to provide voting instructions for any of the actions to be taken under proxy.

                                          MCI WORLDCOM, Inc.

                                          Post Office Box 11494

                                          New York, NY 10203-0494

            (Continued, and to be signed and dated on reverse side.)

                        (Please fill in the appropriate boxes on the other side)
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(Continued from other side)

                               MCI WORLDCOM, INC.

A. [X] Please mark your votes as in this example.

   1. To approve the Agreement and Plan of Merger dated as of October 4, 1999, by and between MCI WORLDCOM, Inc. and Sprint Corporation.

            FOR                   AGAINST                   ABSTAIN
            [_]                     [_]                       [_]

   2. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.

                Change of Address and or Comments Mark Here [_]

   Please sign exactly as name(s) appear on this proxy/voting instruction card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

                                        DATED:         , 2000

                                        Signature of Shareholder or authorized
                                        representative
                                        ----------------------------------------
                                        ----------------------------------------
                                        Signature (if held jointly)

SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE